UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2006
TRM CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-19657	93-0809419

(State or other jurisdiction of incorporation)	Commission File Number)	(I.R.S. Employer Identification No.)
5208 N.E. 122nd Avenue, Portland, Oregon 97230
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (503) 257-8766
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     As previously disclosed in our Current Report on Form 8-K filed on May 24, 2006, TRM Copy Centers (USA) Corporation, our wholly-owned subsidiary, entered into an agreement with Digital 4 Convenience PLC (“D4C”) to sell the outstanding shares of TRM Copy Centers (UK) Limited, our UK photocopier subsidiary, on May 18, 2006. On June 28, 2006, TRM Copy Centers (USA) Corporation completed the sale to D4C. TRM Copy Centers (UK) Limited included approximately 2,500 photocopier units. The purchase price was £2.85 million (approximately $5.18 million). Net cash proceeds to TRM Copy Centers (USA) Corporation were £2.32 million (approximately $4.22 million). TRM Copy Centers (USA) Corporation and its affiliates have no material relationship with D4C and its affiliates.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRM CORPORATION
	By:	/s/ Daniel O'Brien
		Name:	Daniel E. O'Brien
Date: June 29, 2006		Title:	Chief Financial Officer